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                          EDUCATION ALTERNATIVES, INC.
                        EXHIBIT (11)--STATEMENT REGARDING
                          COMPUTATION OF PER SHARE LOSS
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                                     Three months ended             Nine months ended
                                          March 31,                      March 31,
                                  ---------------------------    --------------------------
                                      1996            1995           1996           1995
                                  ------------    -----------    ------------    ----------
Weighted average number of
  issued shares outstanding          7,488,970      7,032,827       7,473,631     6,692,902

Net loss                           $(1,166,000)    $ (243,000)    $(8,370,000)    $(278,000)
                                   -----------     ----------     -----------     ---------
                                   -----------     ----------     -----------     ---------
Net loss per share                 $      (.16)    $     (.03)    $     (1.12)    $    (.04)
                                   -----------     ----------     -----------     ---------
                                   -----------     ----------     -----------     ---------

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